Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Service Providers” in the Prospectuses of the Boston Partners Investment Funds (Institutional Class and Investor Class), S1 Fund (I Shares), Summit Global Investments U.S. Low Volatility Equity Fund (I Shares) and Abbey Capital Futures Strategy Fund (I Shares) of The RBB Fund, Inc. dated December 31, 2014, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, S1 Fund, Summit Global Investments U.S. Low Volatility Equity Fund and Abbey Capital Futures Strategy Fund of The RBB Fund, Inc. dated December 31, 2014, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 174 to File No. 33-20827; Amendment No. 176 to File No. 811-5518) of The RBB Fund, Inc. of our reports dated October 29, 2014 with respect to the financial statements and financial highlights of the Robeco Investment Funds, S1 Fund, Summit Global Investments U.S. Low Volatility Equity Fund and Abbey Capital Futures Strategy Fund, included in the 2014 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 22, 2014